***FOR IMMEDIATE RELEASE***
For: ZIONS BANCORPORATION	Contact: James Abbott
One South Main, 15th Floor	Tel: (801) 524-4787
Salt Lake City, Utah	October 24, 2011
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS EARNINGS OF $0.35
PER DILUTED COMMON SHARE FOR THIRD QUARTER 2011

SALT LAKE CITY, October 24, 2011 – Zions Bancorporation (Nasdaq: ZION) (“Zions” or “the Company”) today reported third quarter net earnings applicable to common shareholders of $65.2 million or $0.35 per diluted common share, compared to $29.0 million or $0.16 per diluted share for the second quarter of 2011. Excluding the noncash effects of the discount amortization on convertible subordinated debt and additional accretion on acquired loans, net earnings were $74.8 million or $0.40 per diluted share for the third quarter of 2011, compared to $82.4 million or $0.45 per diluted share for the second quarter of 2011.

Third Quarter 2011 Highlights

•
Net interest income increased 13% from the second quarter, primarily due to the significant decline in subordinated debt conversions this quarter. Core net interest income was approximately $468 million, a slight increase from the second quarter.

•	Nonperforming lending-related assets declined 16% to $1.3 billion from $1.5 billion at June 30, 2011.

•	Classified loans decreased 12% to $2.4 billion from $2.7 billion at June 30, 2011.

•	Net charge-offs declined 9% to $102 million from $112 million in the second quarter.

•
Commercial and industrial loans increased 2.2% while FDIC-supported loans and construction and land development loans declined 9.2% compared to the second quarter, resulting in net loan attrition of 0.3%.

•
Accumulated other comprehensive income (loss) decreased by $84 million primarily due to declines in the fair values of CDO securities that did not affect earnings. These declines resulted from the effects of recent higher levels of volatility and increased credit spreads in fixed income securities markets.

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ZIONS BANCORPORATION
Press Release – Page 2
October 24, 2011

•	The estimated Tier 1 common to risk-weighted assets ratio was 9.49% compared to 9.36% in the second quarter.

“We are pleased with the continued steady improvement in credit quality and the stability of our net interest income,” said Harris H. Simmons, chairman and chief executive officer. Mr. Simmons continued, “While loan demand softened somewhat for us compared to the prior quarter, we continued to experience growth in several categories as payoffs and paydowns in the construction portfolio resulted in a modest decline in the overall portfolio.” Mr. Simmons concluded, “We expect continued improvement in credit quality in the near term despite the uncertain economic environment. We have observed continued competitive pricing pressures particularly with respect to larger commercial credits. While the recent flattening of the yield curve may have a modest adverse impact on our net interest income, we are considerably more sensitive to changes in short-term rates than to long-term rates.”

Net Interest Income
Net interest income increased 13% to $471 million for the third quarter of 2011, compared to $416 million for the second quarter of 2011. The increase was primarily due to lower interest expense resulting from the significant decline in subordinated debt conversions during the quarter. Core net interest income, adjusted for discount amortization on convertible subordinated debt and accretion on acquired loans, was approximately $468 million during the third quarter of 2011, which increased slightly from $467 million for the second quarter of 2011. The net interest margin increased to 3.99% in the third quarter of 2011, compared to 3.62% in the second quarter of 2011, primarily due to the same changes previously discussed. The core net interest margin was 3.97% in the third quarter, compared to 4.07% in the second quarter. Approximately 6 basis points of the decline were attributable to an increase in average cash-related balances to $5.5 billion for the third quarter, compared to $4.8 billion for the second quarter.

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ZIONS BANCORPORATION
Press Release – Page 3
October 24, 2011

Asset Quality
Nonperforming lending-related assets declined approximately 16% to $1.3 billion at September 30, 2011 from $1.5 billion at June 30, 2011. Nonaccrual loans declined approximately 16% to $1.1 billion at September 30, 2011 from $1.3 billion at June 30, 2011. Additions to nonaccrual loans declined to $233 million during the third quarter of 2011, compared to $263 million during the second quarter of 2011. Nonaccrual loans that are current as to principal and interest were approximately 39% of the balance at September 30, 2011, compared to 38% at June 30, 2011. Other real estate owned declined approximately 15% to $203 million at September 30, 2011, compared to $239 million at June 30, 2011.

The ratio of nonperforming lending-related assets to net loans and leases and other real estate owned decreased to 3.43% at September 30, 2011, compared to 4.06% at June 30, 2011.

Classified loans decreased approximately 12% to $2.4 billion at September 30, 2011, compared to $2.7 billion at June 30, 2011. Classified loans at June 30, 2011 were also down 12% from March 31, 2011. Approximately 72% of classified loans were current as to principal and interest for the third quarter of 2011, compared to 69% for the second quarter of 2011.

Net loan and lease charge-offs were $102 million for the third quarter of 2011, compared to $112 million for the second quarter of 2011. Net charge-offs declined in commercial real estate and consumer loans.

The provision for loan losses was $14.6 million for the third quarter of 2011, compared to $1.3 million for the second quarter of 2011. Although actual credit trends continue to improve, the Company increased the portion of its provision related to national economic conditions in light of reported weaker economic data and fiscal uncertainty in Europe. The allowance for credit losses was $1.3 billion, or 3.40% of net loans and leases at September 30, 2011, compared to $1.3 billion, or 3.63% of net loans and leases at June 30, 2011.

As of September 30, 2011, additional troubled debt restructurings identified from the Company’s review of modified loans under new accounting guidance effective this quarter amounted to approximately $21 million, or 3% of the approximate $738 million total of troubled debt restructurings.

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ZIONS BANCORPORATION
Press Release – Page 4
October 24, 2011

Loans
Net loans and leases of $36.7 billion at September 30, 2011 decreased approximately $100 million or 0.3% from $36.8 billion at June 30, 2011, compared to a $278 million increase during the second quarter of 2011. Increases in commercial and industrial loans, primarily at Amegy Bank, were offset by decreases in construction and land development and FDIC-supported loans. FDIC-supported loans in the aggregate continue to perform better than previously forecasted.

Shareholders’ Equity
Despite positive earnings, tangible common equity per share declined $0.08 to $18.87 at September 30, 2011, as a result of the decrease to accumulated other comprehensive income (loss) previously discussed.

The estimated Tier 1 common to risk-weighted assets ratio was 9.49% at September 30, 2011, compared to 9.36% at June 30, 2011.

Effective September 15, 2011, $16.8 million of convertible subordinated debt was converted into depositary shares each representing a 1/40th interest in a share of the Company’s preferred stock. This conversion added 16,811 shares of Series C and 23 shares of Series A to the Company’s preferred stock. Accelerated discount amortization on the converted debt increased interest expense by a pretax noncash amount of approximately $7.5 million ($6.1 million after-tax) in the third quarter of 2011, compared to $61.4 million ($50.0 million after-tax) in the second quarter of 2011.

On October 19, 2011, the Company reported that as of October 18, 2011, holders of approximately $15.0 million of subordinated convertible notes elected to convert their debt into depositary shares of the Company’s preferred stock. This anticipated conversion is expected to increase interest expense in the fourth quarter of 2011 due to the accelerated discount amortization on the converted debt by an estimated noncash amount of $5.8 million pretax ($4.7 million after-tax) compared to $7.5 million pretax in the third quarter as previously discussed.

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ZIONS BANCORPORATION
Press Release – Page 5
October 24, 2011

Deposits
Average total deposits for the third quarter of 2011 increased $512 million or 1.3% to $41.4 billion compared to $40.9 billion for the second quarter of 2011. The increase resulted primarily from a higher level of average noninterest-bearing demand deposits for the third quarter of 2011 which were $14.8 billion, compared to $14.2 billion for the second quarter of 2011. The ratio of loans to deposits was 89.1% at September 30, 2011, compared to 89.7% at June 30, 2011.

Investment Securities
During the third quarter of 2011, the Company recognized net credit-related OTTI on CDOs of $13.3 million or $0.04 per diluted share, compared to $5.2 million or $0.02 per diluted share during the second quarter of 2011. The OTTI this quarter resulted primarily from an increase in the Company’s assumptions of trust preferred prepayment speeds for small banks in light of observed increases in prepayments. This change resulted in reduced projected cash flows for certain mezzanine tranches and, hence, additional OTTI. The Company’s $13.0 million gain on fixed income securities was primarily due to the partial prepayment at par of a predominantly bank trust preferred CDO security on which the Company had previously taken a significant market value adjustment.

The following table shows the changes in carrying value for CDOs at September 30, 2011 compared to June 30, 2011:

	September 30, 2011						% of carrying			Change
(Amounts in millions)	Par		Amortized cost		Carrying value		value to par			9/30/11
	Amount	%	Amount	%	Amount	%	9/30/11		6/30/11	vs 6/30/11
Predominantly bank CDOs
by original ratings:
AAA	$946	36%	$828	38%	$571	47%	60%		65%	(5)%
A	948	36%	732	34%	191	16%	20%		30%	(10)%
BBB	67	3%	31	1%	2	0%	3%		9%	(6)%
Total bank CDOs	1,961	75%	1,591	73%	764	63%	39%		47%	(8)%

Insurance only CDOs	468	18%	461	21%	369	30%	79%		82%	(3)%

Other CDOs	190	7%	124	6%	85	7%	45%		45%	0%

Total CDOs	$2,619	100%	$2,176	100%	$1,218	100%	47%	%	53%	(6)%

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ZIONS BANCORPORATION
Press Release – Page 6
October 24, 2011

Noninterest Income
Noninterest income for the third quarter of 2011 was $121.0 million, compared to $128.3 million in the second quarter of 2011. The decline primarily resulted from the net effect of (1) an $8.2 million increase in credit-related OTTI as discussed previously; (2) fixed income securities gains of approximately $13.0 million as discussed previously; (3) a decrease in dividends and other investment income of $7.9 million because of several miscellaneous gains recognized in the second quarter; (4) a decrease in fair value and nonhedge derivative income due to $5.3 million in total return swap fees that will be recognized on a quarterly basis instead of the initial annual prepayment made in the third quarter of 2010, and $3.5 million lower income from futures contracts used in hedging interest rates; and (5) equity securities gains including $5.5 million from the sale of BServ, Inc. (dba BankServ) stock that the Company acquired when it sold the assets of its NetDeposit subsidiary in September 2010.

Noninterest Expense
Noninterest expense for the third quarter of 2011 was $409.0 million compared to $416.3 million for the second quarter of 2011. Salaries and employee benefits were lower compared to the second quarter of 2011 which included increased compensation expense related to share-based awards and adjustments to benefit-related accruals.

Conference Call
Zions will host a conference call to discuss these third quarter results at 5:30 p.m. ET this afternoon (October 24, 2011). Media representatives, analysts and the public are invited to listen to this discussion by calling 253-237-1247 (domestic and international) and entering the passcode 14824903, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at www.zionsbancorporation.com. A replay of the call will be available from approximately 7:30 p.m. ET on Monday, October 24, 2011, until midnight ET on Monday, October 31, 2011, by dialing 855-859-2056 (domestic and international) and entering the passcode 14824903. The webcast of the conference call will also be archived and available for 30 days.

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ZIONS BANCORPORATION
Press Release – Page 7
October 24, 2011

About Zions Bancorporation
Zions Bancorporation is one of the nation's premier financial services companies, consisting of a collection of great banks in select Western markets. Zions operates its banking businesses under local management teams and community identities through approximately 500 offices in 10 Western and Southwestern states:  Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The Company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

Forward-Looking Information
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either internationally, nationally or locally in areas in which the Company conducts its operations, including changes in securities markets and valuations in structured securities and other assets; changes in governmental policies and programs resulting from general economic and financial market conditions; changes in interest and funding rates; continuing consolidation in the financial services industry; new private and governmental legal actions or changes in existing private and governmental legal actions; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business (including The Dodd-Frank Wall Street Reform and Consumer Protection Act); and changes in accounting policies, procedures or determinations as may be required by the Financial Accounting Standards Board or other regulatory agencies.

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ZIONS BANCORPORATION
Press Release – Page 8
October 24, 2011

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Zions Bancorporation’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).

Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 9
FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended
(In thousands, except share, per share, and ratio data)	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010
PER COMMON SHARE
Dividends	$0.01	$0.01	$0.01	$0.01	$0.01
Book value per common share	24.78	24.88	24.93	25.12	26.07
Tangible common equity per common share	18.87	18.95	18.96	19.09	19.81

SELECTED RATIOS
Return on average assets	0.84%	0.57%	0.42%	(0.56)%	(0.36)%
Return on average common equity	5.58%	2.53%	1.29%	(9.51)%	(6.94)%
Net interest margin	3.99%	3.62%	3.76%	3.49%	3.84%

Capital Ratios
Tangible common equity ratio	6.90%	6.95%	7.01%	6.99%	7.03%
Tangible equity ratio	11.56%	11.58%	11.36%	11.10%	10.78%
Average equity to average assets	13.51%	13.42%	13.25%	12.80%	12.40%

Risk-Based Capital Ratios1:
Tier 1 common to risk-weighted assets	9.49%	9.36%	9.32%	8.95%	8.66%
Tier 1 leverage	13.60%	13.44%	13.14%	12.56%	12.00%
Tier 1 risk-based capital	16.04%	15.87%	15.46%	14.78%	13.97%
Total risk-based capital	18.05%	18.01%	17.77%	17.15%	16.54%

Taxable-equivalent net interest income	$475,580	$421,226	$429,231	$412,001	$457,172

Weighted average common and common-
equivalent shares outstanding	182,857,702	182,728,185	181,997,687	178,097,851	172,864,619
Common shares outstanding	184,294,782	184,311,290	183,854,486	182,784,086	177,202,340

1 Ratios for September 30, 2011 are estimates.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 10
CONSOLIDATED BALANCE SHEETS
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except share amounts)	2011	2011	2011	2010	2010
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$1,102,768	$1,035,028	$949,140	$924,126	$1,060,646
Money market investments:
Interest-bearing deposits	5,118,066	4,924,992	4,689,323	4,576,008	4,468,778
Federal funds sold and security resell agreements	165,106	123,132	67,197	130,305	116,458
Investment securities:
Held-to-maturity, at adjusted cost (approximate fair value
$715,608, $762,998, $758,169, $788,354, and $783,362)	791,569	829,702	820,636	840,642	841,573
Available-for-sale, at fair value	3,970,602	4,084,963	4,130,342	4,205,742	3,295,864
Trading account, at fair value	49,782	51,152	56,549	48,667	42,811
	4,811,953	4,965,817	5,007,527	5,095,051	4,180,248

Loans held for sale	159,300	158,943	195,055	206,286	217,409

Loans:
Loans and leases excluding FDIC-supported loans	36,050,339	36,092,361	35,753,638	35,896,395	36,579,470
FDIC-supported loans	800,530	853,937	912,881	971,377	1,089,926
	36,850,869	36,946,298	36,666,519	36,867,772	37,669,396
Less:
Unearned income and fees, net of related costs	126,361	122,721	120,725	120,341	120,037
Allowance for loan losses	1,148,903	1,237,733	1,349,800	1,440,341	1,529,955
Loans and leases, net of allowance	35,575,605	35,585,844	35,195,994	35,307,090	36,019,404

Other noninterest-bearing investments	860,045	858,678	858,958	858,367	858,402
Premises and equipment, net	726,503	722,600	721,487	720,985	719,592
Goodwill	1,015,129	1,015,161	1,015,161	1,015,161	1,015,161
Core deposit and other intangibles	72,571	77,346	82,199	87,898	94,128
Other real estate owned	203,173	238,990	268,876	299,577	356,923
Other assets	1,721,101	1,654,883	1,756,791	1,814,032	1,940,627
	$51,531,320	$51,361,414	$50,807,708	$51,034,886	$51,047,776

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$14,911,729	$14,475,383	$13,790,615	$13,653,929	$13,264,415
Interest-bearing:
Savings and NOW	6,711,002	6,555,306	6,494,013	6,362,138	6,394,964
Money market	14,576,527	14,948,065	14,874,507	15,090,833	15,398,157
Time under $100,000	1,696,302	1,782,573	1,859,005	1,941,211	2,037,318
Time $100,000 and over	1,840,453	1,992,836	2,085,487	2,232,238	2,417,779
Foreign	1,627,135	1,437,067	1,488,807	1,654,651	1,447,507
	41,363,148	41,191,230	40,592,434	40,935,000	40,960,140

Securities sold, not yet purchased	30,070	42,709	101,406	42,548	41,943
Federal funds purchased and security repurchase agreements	630,901	630,058	727,764	722,258	738,551
Other short-term borrowings	125,290	147,945	182,167	166,394	236,507
Long-term debt	1,898,439	1,879,669	1,913,083	1,942,622	1,939,395
Reserve for unfunded lending commitments	98,062	100,264	102,168	111,708	97,899
Other liabilities	466,493	456,448	444,099	467,142	538,750
Total liabilities	44,612,403	44,448,323	44,063,121	44,387,672	44,553,185

Shareholders’ equity:
Preferred stock, without par value, authorized 4,400,000 shares	2,354,523	2,329,370	2,162,399	2,056,672	1,875,463
Common stock, without par value; authorized 350,000,000
shares; issued and outstanding 184,294,782, 184,311,290,
183,854,486, 182,784,086, and 177,202,340 shares	4,160,697	4,158,369	4,178,369	4,163,619	4,070,963
Retained earnings	994,380	931,345	904,247	889,284	1,001,559
Accumulated other comprehensive income (loss)	(588,834)	(504,491)	(499,163)	(461,296)	(452,553)
Controlling interest shareholders’ equity	6,920,766	6,914,593	6,745,852	6,648,279	6,495,432
Noncontrolling interests	(1,849)	(1,502)	(1,265)	(1,065)	(841)
Total shareholders’ equity	6,918,917	6,913,091	6,744,587	6,647,214	6,494,591
	$51,531,320	$51,361,414	$50,807,708	$51,034,886	$51,047,776

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 11
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010
Interest income:
Interest and fees on loans	$520,133	$523,741	$518,157	$539,452	$550,489
Interest on money market investments	3,482	3,199	2,843	3,419	3,487
Interest on securities:
Held-to-maturity	8,937	9,009	8,664	8,149	6,063
Available-for-sale	21,382	22,179	22,276	22,472	21,353
Trading account	462	538	452	546	542
Total interest income	554,396	558,666	552,392	574,038	581,934

Interest expense:
Interest on deposits	31,093	34,257	36,484	40,915	46,368
Interest on short-term borrowings	1,501	1,783	2,180	2,442	3,566
Interest on long-term debt	51,207	106,454	89,872	123,813	80,125
Total interest expense	83,801	142,494	128,536	167,170	130,059

Net interest income	470,595	416,172	423,856	406,868	451,875
Provision for loan losses	14,553	1,330	60,000	173,242	184,668
Net interest income after provision for loan losses	456,042	414,842	363,856	233,626	267,207

Noninterest income:
Service charges and fees on deposit accounts	44,154	42,878	44,530	46,498	49,733
Other service charges, commissions and fees	45,308	43,958	41,685	41,124	41,780
Trust and wealth management income	6,269	7,179	6,754	6,512	6,310
Capital markets and foreign exchange	7,729	8,358	7,214	10,309	8,055
Dividends and other investment income	9,356	17,239	8,028	7,621	8,874
Loan sales and servicing income	6,165	9,836	6,013	8,943	8,390
Fair value and nonhedge derivative income (loss)	(5,718)	4,195	1,220	292	(16,755)
Equity securities gains (losses), net	5,289	(1,636)	897	(246)	(1,082)
Fixed income securities gains (losses), net	13,035	(2,396)	(59)	841	8,428
Impairment losses on investment securities:
Impairment losses on investment securities	(55,530)	(6,339)	(3,105)	(15,243)	(73,082)
Noncredit-related losses on securities not expected to
be sold (recognized in other comprehensive income)	42,196	1,181	-	2,923	49,370
Net impairment losses on investment securities	(13,334)	(5,158)	(3,105)	(12,320)	(23,712)
Other	2,789	3,896	20,966	3,665	20,179
Total noninterest income	121,042	128,349	134,143	113,239	110,200

Noninterest expense:
Salaries and employee benefits	216,855	222,138	215,010	207,288	207,947
Occupancy, net	29,040	27,588	28,010	27,957	29,292
Furniture and equipment	26,852	26,153	25,662	24,771	25,591
Other real estate expense	20,564	17,903	24,167	25,467	44,256
Credit related expense	15,379	17,124	14,913	19,284	17,438
Provision for unfunded lending commitments	(2,202)	(1,904)	(9,540)	13,809	1,104
Legal and professional services	8,897	8,432	6,689	11,372	9,305
Advertising	6,511	5,962	6,911	7,099	5,575
FDIC premiums	12,573	15,232	24,101	25,636	25,706
Amortization of core deposit and other intangibles	4,773	4,855	5,701	6,230	6,296
Other	69,776	72,773	66,751	74,443	83,534
Total noninterest expense	409,018	416,256	408,375	443,356	456,044

Income (loss) before income taxes	168,066	126,935	89,624	(96,491)	(78,637)
Income taxes (benefit)	59,348	54,325	37,033	(24,097)	(31,180)
Net income (loss)	108,718	72,610	52,591	(72,394)	(47,457)
Net income (loss) applicable to noncontrolling interests	(375)	(265)	(226)	(194)	(132)
Net income (loss) applicable to controlling interest	109,093	72,875	52,817	(72,200)	(47,325)
Preferred stock dividends	(43,928)	(43,837)	(38,050)	(38,087)	(33,144)
Net earnings (loss) applicable to common shareholders	$65,165	$29,038	$14,767	$(110,287)	$(80,469)

Weighted average common shares outstanding during the period:
Basic shares	182,676	182,472	181,707	178,098	172,865
Diluted shares	182,858	182,728	181,998	178,098	172,865

Net earnings (loss) per common share:
Basic	$0.35	$0.16	$0.08	$(0.62)	$(0.47)
Diluted	0.35	0.16	0.08	(0.62)	(0.47)

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 12

Loan Balances By Portfolio Type
(Unaudited)

(In millions)	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010
Commercial:
Commercial and industrial	$9,787	$9,573	$9,276	$9,167	$9,152
Leasing	410	406	409	410	402
Owner occupied	8,334	8,427	8,252	8,218	8,345
Municipal	441	449	435	439	334
Total commercial	18,972	18,855	18,372	18,234	18,233

Commercial real estate:
Construction and land development	2,477	2,757	2,955	3,499	4,206
Term	7,743	7,722	7,857	7,650	7,550
Total commercial real estate	10,220	10,479	10,812	11,149	11,756

Consumer:
Home equity credit line	2,158	2,140	2,120	2,142	2,157
1-4 family residential	3,884	3,801	3,620	3,499	3,509
Construction and other consumer real estate	304	308	324	343	366
Bankcard and other revolving plans	278	280	276	297	287
Other	234	229	230	233	271
Total consumer	6,858	6,758	6,570	6,514	6,590

FDIC-supported loans 1	801	854	913	971	1,090
Total loans	$36,851	$36,946	$36,667	$36,868	$37,669

1 FDIC-supported loans represent loans acquired from the FDIC subject to loss sharing agreements.

FDIC-Supported Loans – Effect of Higher Accretion
and Impact on FDIC Indemnification Asset
(Unaudited)

(In thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010
Balance sheet:

Change in assets from reestimation of cash flows –
increase (decrease):
FDIC-supported loans	$20,642	$21,467	$19,257	$19,006	$18,713
FDIC indemnification asset (included in other assets)	(15,431)	(14,975)	(13,088)	(15,205)	(14,790)

Balance at end of period:
FDIC-supported loans	800,530	853,937	912,881	971,377	1,089,926
FDIC indemnification asset (included in other assets)	135,299	150,557	172,170	195,515	233,631

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010
Statement of income:

Interest income:
Interest and fees on loans	$20,642	$21,467	$19,257	$19,006	$18,713

Noninterest expense:
Other noninterest expense	15,431	14,975	13,088	15,205	14,790
Net increase in pretax income	$5,211	$6,492	$6,169	$3,801	$3,923

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 13

Nonperforming Lending-Related Assets
(Unaudited)

(Amounts in thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010

Nonaccrual loans	$1,038,803	$1,243,304	$1,379,521	$1,492,869	$1,809,570
Other real estate owned	170,023	195,005	225,005	259,614	304,498
Nonperforming lending-related assets, excluding
FDIC-supported assets	1,208,826	1,438,309	1,604,526	1,752,483	2,114,068

FDIC-supported nonaccrual loans	29,082	30,414	32,935	35,837	126,634
FDIC-supported other real estate owned	33,150	43,985	43,871	39,963	52,425
FDIC-supported nonperforming assets	62,232	74,399	76,806	75,800	179,059
Total nonperforming lending-related assets	$1,271,058	$1,512,708	$1,681,332	$1,828,283	$2,293,127

Ratio of nonperforming lending-related assets to net loans
and leases 1 and other real estate owned	3.43%	4.06%	4.54%	4.91%	6.01%

Accruing loans past due 90 days or more, excluding
FDIC-supported loans	$15,863	$19,195	$14,830	$23,218	$74,829
FDIC-supported loans past due 90 days or more	85,714	89,554	94,715	118,760	9,689
Ratio of accruing loans past due 90 days or more to
net loans and leases 1	0.28%	0.29%	0.30%	0.38%	0.22%

Nonaccrual loans and accruing loans past due 90 days or more	$1,169,462	$1,382,467	$1,522,001	$1,670,684	$2,020,722
Ratio of nonaccrual loans and accruing loans past due
90 days or more to net loans and leases 1	3.17%	3.74%	4.14%	4.52%	5.35%

Accruing loans past due 30 - 89 days, excluding
FDIC-supported loans	$174,250	$170,782	$233,601	$262,714	$303,472
FDIC-supported loans past due 30 - 89 days	13,816	21,520	22,492	27,203	8,919

Restructured loans included in nonaccrual loans	$308,159	$324,077	$344,024	$367,135	$354,434
Restructured loans on accrual	430,253	393,602	366,440	388,006	334,416

Classified loans, excluding FDIC-supported loans	2,361,574	2,675,741	3,045,509	3,408,312	4,437,871

1 Includes loans held for sale.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 14

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(Amounts in thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010
Allowance for Loan Losses
Balance at beginning of period	$1,237,733	$1,349,800	$1,440,341	$1,529,955	$1,563,753
Add:
Provision for losses	14,553	1,330	60,000	173,242	184,668
Change in allowance covered by FDIC indemnification	(1,647)	(1,228)	(9,048)	(11,930)	17,190
Deduct:
Gross loan and lease charge-offs	(129,146)	(142,444)	(167,968)	(282,803)	(263,673)
Net charge-offs recoverable from FDIC	127	1,066	4,534	5,884	5,674
Recoveries	27,283	29,209	21,941	25,993	22,343
Net loan and lease charge-offs	(101,736)	(112,169)	(141,493)	(250,926)	(235,656)
Balance at end of period	$1,148,903	$1,237,733	$1,349,800	$1,440,341	$1,529,955

Ratio of allowance for loan losses to net loans and
leases, at period end	3.13%	3.36%	3.69%	3.92%	4.07%

Ratio of allowance for loan losses to nonperforming
loans, at period end	107.59%	97.17%	95.56%	94.22%	79.02%

Annualized ratio of net loan and lease charge-offs to
average loans	1.11%	1.22%	1.54%	2.71%	2.50%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$100,264	$102,168	$111,708	$97,899	$96,795
Provision charged (credited) to earnings	(2,202)	(1,904)	(9,540)	13,809	1,104
Balance at end of period	$98,062	$100,264	$102,168	$111,708	$97,899

Total Allowance for Credit Losses
Allowance for loan losses	$1,148,903	$1,237,733	$1,349,800	$1,440,341	$1,529,955
Reserve for unfunded lending commitments	98,062	100,264	102,168	111,708	97,899
Total allowance for credit losses	$1,246,965	$1,337,997	$1,451,968	$1,552,049	$1,627,854

Ratio of total allowance for credit losses
to net loans and leases outstanding, at period end	3.40%	3.63%	3.97%	4.22%	4.34%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 15

Nonaccrual Loans By Portfolio Type
(Excluding FDIC-Supported Loans)
(Unaudited)

(In millions)	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010

Loans held for sale	$18	$17	$21	$-	$-

Commercial:
Commercial and industrial	176	186	213	224	284
Leasing	1	1	1	1	2
Owner occupied	268	314	317	342	414
Municipal	-	6	2	2	-
Total commercial	445	507	533	569	700

Commercial real estate:
Construction and land development	245	344	399	494	660
Term	189	233	270	264	263
Total commercial real estate	434	577	669	758	923

Consumer:
Home equity credit line	15	13	13	14	16
1-4 family residential	108	110	119	125	145
Construction and other consumer real estate	16	16	21	24	22
Bankcard and other revolving plans	-	-	-	1	1
Other	3	3	4	2	3
Total consumer	142	142	157	166	187
Total nonaccrual loans	$1,039	$1,243	$1,380	$1,493	$1,810

Net Charge-Offs By Portfolio Type
(Unaudited)
	Three Months Ended
(In millions)	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010
Commercial:
Commercial and industrial	$27	$18	$31	$55	$72
Leasing	-	-	-	3	3
Owner occupied	27	19	22	43	32
Municipal	-	-	-	-	-
Total commercial	54	37	53	101	107

Commercial real estate:
Construction and land development	17	37	48	80	71
Term	15	18	22	44	31
Total commercial real estate	32	55	70	124	102

Consumer:
Home equity credit line	4	6	6	9	6
1-4 family residential	5	11	8	14	15
Construction and other consumer real estate	4	2	4	2	7
Bankcard and other revolving plans	3	2	3	3	2
Other	-	-	2	3	3
Total consumer loans	16	21	23	31	33

Charge-offs recoverable from FDIC	-	(1)	(5)	(5)	(6)
Total net charge-offs	$102	$112	$141	$251	$236

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 16
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended		Three Months Ended		Three Months Ended
	September 30, 2011		June 30, 2011		March 31, 2011
(In thousands)	Average	Average	Average	Average	Average	Average
	balance	rate	balance	rate	balance	rate
ASSETS
Money market investments	$5,519,190	0.25%	$4,792,704	0.27%	$4,513,934	0.26%
Securities:
Held-to-maturity	821,510	5.39%	821,768	5.51%	833,000	5.38%
Available-for-sale	3,951,546	2.21%	4,031,836	2.27%	4,107,003	2.28%
Trading account	55,214	3.32%	60,894	3.54%	49,769	3.68%
Total securities	4,828,270	2.76%	4,914,498	2.83%	4,989,772	2.81%

Loans held for sale	118,054	4.08%	144,048	4.25%	160,073	4.06%

Loans:
Net loans and leases excluding FDIC-supported loans 1	35,964,005	5.39%	35,960,395	5.47%	35,715,679	5.51%
FDIC-supported loans	819,696	15.79%	879,290	15.65%	952,078	14.13%
Total loans and leases	36,783,701	5.62%	36,839,685	5.71%	36,667,757	5.74%
Total interest-earning assets	47,249,215	4.70%	46,690,935	4.84%	46,331,536	4.88%
Cash and due from banks	1,036,218		1,036,501		1,078,869
Allowance for loan losses	(1,210,111)		(1,321,098)		(1,423,701)
Goodwill	1,015,161		1,015,161		1,015,161
Core deposit and other intangibles	75,153		79,950		85,372
Other assets	3,407,914		3,490,867		3,617,747
Total assets	$51,573,550		$50,992,316		$50,704,984

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$6,637,565	0.27%	$6,548,676	0.29%	$6,401,249	0.30%
Money market	14,838,406	0.43%	14,827,231	0.48%	15,018,892	0.51%
Time under $100,000	1,750,372	0.86%	1,835,172	0.94%	1,909,259	1.02%
Time $100,000 and over	1,879,652	0.95%	2,019,469	1.02%	2,147,502	1.09%
Foreign	1,494,995	0.55%	1,490,636	0.58%	1,438,979	0.58%
Total interest-bearing deposits	26,600,990	0.46%	26,721,184	0.51%	26,915,881	0.55%
Borrowed funds:
Securities sold, not yet purchased	31,077	4.25%	37,989	4.16%	32,054	4.34%
Federal funds purchased and security
repurchase agreements	616,150	0.12%	660,017	0.12%	703,976	0.13%
Other short-term borrowings	140,252	2.79%	169,574	2.81%	173,349	3.76%
Long-term debt	1,893,251	10.73%	1,897,887	22.50%	1,939,921	18.79%
Total borrowed funds	2,680,730	7.80%	2,765,467	15.70%	2,849,300	13.10%
Total interest-bearing liabilities	29,281,720	1.14%	29,486,651	1.94%	29,765,181	1.75%
Noninterest-bearing deposits	14,795,706		14,163,514		13,672,638
Other liabilities	529,343		499,072		548,101
Total liabilities	44,606,769		44,149,237		43,985,920
Shareholders’ equity:
Preferred equity	2,334,784		2,246,088		2,077,555
Common equity	4,633,555		4,598,336		4,642,639
Controlling interest shareholders’ equity	6,968,339		6,844,424		6,720,194
Noncontrolling interests	(1,558)		(1,345)		(1,130)
Total shareholders’ equity	6,966,781		6,843,079		6,719,064
Total liabilities and shareholders’ equity	$51,573,550		$50,992,316		$50,704,984

Spread on average interest-bearing funds		3.56%		2.90%		3.13%

Net yield on interest-earning assets		3.99%		3.62%		3.76%

1 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 17

GAAP to Non-GAAP Reconciliation
(Unaudited)
		Three Months Ended
		September 30, 2011			June 30, 2011
(Amounts in thousands)			Diluted			Diluted
		Amount	EPS		Amount	EPS
1.	Net Earnings Excluding the Effects of the Discount Amortization on
	Convertible Subordinated Debt and Additional Accretion on Acquired Loans

	Net earnings applicable to common shareholders (GAAP)	$65,165	$0.35		$29,038	$0.16
	Addback for the after-tax impact of:
	Discount amortization on convertible subordinated debt	6,574	0.04		7,064	0.04
	Accelerated discount amortization on convertible subordinated debt	6,095	0.03		50,037	0.27
	Additional accretion of interest income on acquired loans, net of expense	(3,019)	(0.02)		(3,781)	(0.02)
	Net earnings excluding the effects of the discount amortization on convertible
	subordinated debt and additional accretion on acquired loans (non-GAAP)	$74,815	$0.40		$82,358	$0.45

		Three Months Ended
		September 30, 2011			June 30, 2011

2.	Core Net Interest Income (NII)/Net Interest Margin (NIM)	NII	NIM		NII	NIM

	Net interest income/net interest margin as reported (GAAP)	$470,595	3.99%	1	$416,172	3.62%
	Addback for the pretax impact of:
	Discount amortization on convertible subordinated debt	10,645	0.09%		11,439	0.10%
	Accelerated discount amortization on convertible subordinated debt	7,498	0.06%		61,353	0.53%
	Additional accretion of interest income on acquired loans	(20,642)	(0.17)%		(21,467)	(0.18)%
	Core net interest income/net interest margin (non-GAAP)	$468,096	3.97%		$467,497	4.07%

	1Calculation of net interest margin is based on taxable equivalent net interest income.

This Press Release presents the following non-GAAP financial measures: 1. Net earnings excluding the effects of the discount amortization on convertible subordinated debt and additional accretion on acquired loans, and  2. Core net interest income/net interest margin. These non-GAAP financial measures exclude the effects of the following adjustments:  (i) periodic discount amortization on convertible subordinated debt; (ii) accelerated discount amortization on convertible subordinated debt which has been converted; and (iii) additional accretion of interest income on acquired loans based on increased projected cash flows (net of related expense in 1.).

The identified adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results.

The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period and company-to-company comparisons, which will assist investors and analysts in analyzing the operating results of the Company and in predicting future performance. These non-GAAP financial measures are used by management and the Board of Directors to assess the performance of the Company’s business for evaluating bank reporting segment performance, for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting these non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management and the Board of Directors.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analyses of results reported under GAAP.

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